SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 28, 2008 (January 22, 2008)

SIONIX CORPORATION
(Exact name of Company as specified in Charter)

Nevada	002-95626-D	87-0428526
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2082 Michelson Drive, Suite 306
Irvine, California 92612
(Address of Principal Executive Offices)

(949) 752-7980
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01  Entry into a Material Definitive Agreement

The following discussion provides only a brief description of the documents described below. The discussion is qualified in its entirety by the full text of the documents.

On June 6, 2007, Sionix Corporation issued Convertible Promissory Notes to Calico Capital Management, LLC for the principal amount of $52,000, BRAX Capital, LLC for the principal amount of $8,000 and Gene Salkind, M.D. for the principal amount of $8,000. (The Convertible Promissory Notes are collectively referred to in this Current Report as the “Original Notes” and the lenders are collectively referred to as the “Lenders”.) Interest accrues on the unpaid principal amount of the Original Notes at the rate of 10% per annum from June 6, 2007 until the maturity date, which is defined as any business day falling on or after December 31, 2008. In the event of default, the interest rate will increase to the lower of 12% per annum or the maximum rate allowed by law. Subject to the Exercise Condition described below, at any time before the Original Note is paid in full, any Lender may convert the outstanding principal and all accrued and unpaid interest, in whole or in part, (i) into shares of our common stock at a conversion price of $0.01 per share or (ii) into shares of any equity security we issue at a conversion price equal to the price at which such security is sold to any other party.

The Original Notes include a “Condition to Exercise of Conversion Rights” (referred to as the “Exercise Condition”). The Exercise Condition provides that (x) the Lender may exercise a conversion right as to one-half of the original principal amount, plus accrued and unpaid interest on that amount, before December 31, 2008 if, after June 6, 2007, we raise a total of $3,000,000 through an offering of our securities and (y) the Lender could exercise a conversion right as to the balance of the original principal amount, plus accrued and unpaid interest on that amount, before December 31, 2008 if, after June 6, 2007, we raise a total of $5,000,000 through an offering of our securities.

On January 22, 2008, we and the Lenders entered into Amended and Restated Convertible Promissory Notes (collectively referred to as the Amendments). The Amendments change the Exercise Condition included in the Original Notes by allowing the Lenders to exercise their conversion rights with respect to the entire principal amount, plus accrued and unpaid interest, only when gross proceeds aggregating at least $2,000,000 are received by us after December 30, 2007 but before December 31, 2008 and are retained by us as operating capital. The proceeds may come from any financing or financings, joint venture, purchase order, leasing agreement or licensing agreement. There were no other material changes made to the terms of the Original Notes by the Amendments.

Item 9.01  Financial Statements and Exhibits.

Exhibit 10.1. Form of Amended and Restated Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 28, 2008

SIONIX CORPORATION

By: /s/ Richard Papalian
       Richard Papalian, Chief Executive Officer